EMPLOYMENT CONTRACT


between  IAT AG, Haselstrasse 1, CH - 5400 Baden,
                                                                 the "Employer,"

and Mr. Franz Muller, born on March 9, 1951, residing at Schulstrasse 9, 8192 Glattfelden, the "Employee."


The aforementioned parties conclude the following individual employment contract.


The Employee shall be employed as:

      Director of Product Development (Hardware), Technical Support.


The Employee's responsibilities shall comprise:

      Organization, implementation, and supervision of technical support/maintenance related to video conferencing and multimedia systems (Europe).

      Creative cooperation in the development, maintenance, and optimization of IAT's products.

      Contact person for IAT's customers, personnel, and partners.

      Cooperation in the preparation of projects and proposals.

      Technical project management.


The employment relationship shall commence on:

March 1, 1991.


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Art. 1 Working Hours

Regular working hours shall be 40 hours a week, distributed over five week days.

Special stipulation:

As an executive of IAT AG, the Employee shall be expected to be flexible in arranging his work, as appropriate, in particular, to his distribution-oriented activities.


Art. 2 Salary

Gross annual salary:                                   110,110.00 Sfr.
Payable in 13 equal monthly instalments
(gross) of:                                              8,470.00 Sfr.

The statutory contributions to social security and other benefits shall be deducted from the Employee's salary on a pro-rated basis.

The Employer reserves the right to pay a voluntary bonus.


Art. 3 Expenses

The Employee shall be reimbursed for expenses pursuant to Art. 327a - c OR.

Subject to agreement, a portion of the Employee's salary (max. 1,000.00 Sfr. per month) may be considered a flat fee for expenses. Such agreement must be made with the Central Office at the onset of the employment relationship.


Art. 4 Vacation

The Employee shall be entitled to vacation time as set forth below:

If aged 20 and older: Four (4) weeks or 20 work days.

Statutory holidays, as well as sick days due to illnesses or accidents that are confirmed by a physician and result in the Employee's temporary disability, shall not be considered vacation time. Vacation days lost for the aforesaid reasons may be taken at any time, provided that the health-related events occurred on work days on which, under normal circumstances, the Employee would have worked.

Provided the Employee notifies the company in due time of his wishes, both parties shall endeavor to achieve a mutually satisfactory agreement concerning vacation dates.


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The Employer reserves the right to reduce vacation time pursuant to Art. 329b OR
[Obligationenrecht - Swiss law of obligations].


Art. 5 Benefits

Health insurance:       o     Mandatory minimum insurance pursuant to BVG
                              [Bundes- Vorsorge-Gesetz - Swiss Federal Social
                              Security Act]
                        o     Additional insurance in accordance with the
                              benefits provided to executives of IAT AG.

Accident insurance:     o     Insurance covering work-related accidents and
                              illnesses
                        o     Insurance covering accidents unrelated to work.

Daily benefits insurance starting on the 61st day of an illness.


Art. 6 Trial Period

The parties stipulate a trial period of three (3) months to commence on the first day of employment pursuant to Art. 335b para 2 OR.


Art. 7 Termination

This employment contract may be terminated by either party at the end of the trial period subject to the period of notice effective at the end of a calendar month. The stipulated period of notice shall be three (3) months.

The notice of termination must be given in writing to be effective. The provisions of Art. 334 ff. OR shall also apply.

Art. 336, 336a, and 336b OR concern abusive termination, and Art. 336c and 336d OR notices of termination not in compliance with statutory periods of notice.

The Employer reserves the right to terminate the employment contract effective immediately for important reasons pursuant to the provisions of Art. 337 and 337b OR.


Art. 8 Overtime

Any and all required overtime shall be remunerated by vacation days of equal duration.



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Art. 9   Short-Term Absences

The Employee shall have the right to take off the following number of work days, provided that the events in question occur on days considered work days by the company and provided that the Employer was notified in due time; such time off shall not be considered vacation days and shall not be deducted from the Employee's salary:

o        Employee's own marriage                                                                                    3 days
o        Marriage in the family                                                                                      1 day
o        Birth of own child                                                                                          1 day
o        Death of spouse, children, or other relatives living in the same household                           up to 3 days
o        Death of other close relatives, as needed                                                            up to 2 days
o        Death of other relatives or close friends for purposes of attending the funeral                        max. 1 day
o        Military inspection                                                                                  1/2 to 1 day
o        Recruitment                                                                                                 1 day
o        Move from own household, provided the move does not occur in connection with a
         change in employment                                                                                        1 day
o        Higher examinations recognized by the BIGA [Bundesamt fur Industrie, Gewerbe und
         Arbeit - Federal Bureau of Industry, Trade, and Work], consultancies, participation in
         association meetings and courses                                                                            1 day
o        Discharge of public office                                                           pursuant to mutual agreement
o        Job search upon termination                                     the required time pursuant to Art. 329 para 3 OR.


Art.  10 Payment of Salary in Cases of Public Service

The Employee may hold public offices and/or offices in a professional association subject to the Employer's permission if such offices result in absences from work. The Employer shall grant such permission unless sufficient organizational considerations dictate otherwise.

If the Employee must satisfy statutory duties or wishes to hold public office, the parties to this agreement shall, in each individual case, stipulate in writing and in advance the extent to which the Employer shall continue to pay the Employee's salary in consideration of any and all remuneration from such statutory or public office.


Art.  11 Payment of Salary in the Case of Military and Civil Service

The salary shall be paid as follows if the Employee is prevented from discharging his/her duties under this contract because of military service, civil service, or service in the auxiliary women's force in times of peace:


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o     As a recruit, during the respective training period: Single persons: 50%
      of the salary; married persons or single persons with dependents: 80% of the salary.

o In case of other mandatory military service or civil service: 100% of the salary for up to four weeks in a given calendar year. For any time exceeding aforesaid four-week period: Single persons: 50% of the salary; married persons or single persons with dependents: 80% of the salary.

The Employer shall have the right to make continued salary payments during periods exceeding the aforesaid four-week period dependent on demands related to the minimum duration of employment upon completion of the respective service.

The Employer shall be entitled to claim the compensation due under the EO [Erwerbersatzordnung - Salary Compensation Regulations] for continuing to pay the Employee's salary as stipulated above; however, the Employer's entitlement hereunder shall be restricted to the salary paid to the Employee by the Employer. Both parties reserve the right to conclude a special agreement in cases of active service.


Art.  12 Payment of Salary Upon Employee's Death

The employment relationship shall cease upon the Employee's death.

Continued payment of the Employee's salary shall be subject to Art. 338 OR. The Employer shall pay the salary for one additional month, or for two additional months, if the Employee was in the Employer's services for five years, calculated from the day of the Employee's death, provided that the Employee is survived by a spouse or by under-age children or, in the absence of such heirs, other persons to whom the Employee owed a support and maintenance obligation.

Any and all benefits payable under retirement or life insurance policies shall be applied as follows to the aforementioned salary payments:

o     the entire benefit amount if the Employer paid all the premiums;
o that portion of the benefits deriving from the Employer's contribution if both parties paid the premiums.


Art.  13 Employer's Right to the Results of the Employee's Work

All work prepared by the Employee in connection with the performance of his/her responsibilities and duties shall belong to the Employer. Copies of such work may be made only with the express permission of the Employer.


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Art.  14 Commissions and Other Payments from Third Parties

The Employee shall not have the right to demand or to accept any commissions or other payments from third parties, in particular entrepreneurs and suppliers.

In addition, the Employee shall undertake to notify the Employer of such offers.


Art.  15 Due Diligence and Safeguarding of Employer's Interests

The Employee shall undertake to discharge his/her duties and responsibilities with due diligence and to safeguard the justified interests of the Employer in good faith.


Art.  16 Moonlighting

The Employee may not assume any other work on his/her own account or on the account of third parties without the permission of the Employer. The permission must be sought on a case-by-case basis.


Art.  17 Participation in Competitions

In principle, employees may participate in competitions outside of their regular working hours. However, such participation shall not be permitted if the Employer is the competition judge and if the Employer participates in the competition as a contestant. The Employer shall provide to the Employee, upon request and provided such request is received in due time, information as to whether the Employer intends to participate in a given competition.


Art.  18 Inventions and Improvements

The provisions of Art. 332 OR shall apply to inventions and improvements.


Art.  19 Duty of Secrecy

The Employee shall undertake to maintain absolute confidentiality regarding business and trade secrets, even after the employment relationship has been terminated. This duty to secrecy applies to records, drawings, photocopies, etc. which the Employee may prepare in the course of his/her work, of which s/he may gain knowledge, and/or to which s/he may gain access in connection with the employment relationship, as well as to records in the recruitment phase and to current competitions in which the Employee participated while working for the Employer. The


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Employee may not use such records without the permission of the Employer, nor may s/he make the contents thereof known to third parties or show or provide same to third parties.


Art.  20 Prohibition of Competition

The parties may prohibit competition in consideration of the provisions of Art. 340, 340a, 340b, and 340c OR, e.g. in Art. 25 of the present employment contract.



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Art.  21 Cooperation

To promote cooperation, an understanding of the Employer's objectives, as well as better professional development, all employees are granted the following possibilities to obtain information and to participate in decision-making:

Information
      The Employee may, upon request, obtain periodic information concerning the company's objectives, the general development of its business, its prospects in the short and medium term, as well as possible structural changes.

Participation in Decision-Making
      The Employee has the right to participate in any and all matters related to the organization of work and social questions before the respective decisions are finalized. This applies in particular to questions about vacation time, workplace organization, the structure of training provided by the company, company regulations (related to the distribution of working hours, the manner in which employees must make up for absences, regulations concerning the system of suggestions, etc.), company benefit plans, as well as social measures in the event of significant layoffs.

Implementation
      How such cooperation is implemented shall be at the discretion of the company. It shall take into consideration the company's size, as well as the personnel and executive structure.


Art.  22 Data Protection

The company shall store only those personal data electronically that are necessary for organizational purposes.

The Employee shall be entitled to review electronically stored data concerning his or her person.

Incorrect personal data shall be corrected. Upon termination of the employment relationship, the company shall delete the Employee's personal data that is no longer needed for internal organizational or governmental purposes.


Art.  23 Arbitration / Jurisdiction

5400 Baden shall be the place of jurisdiction for all disputes arising under this contract.



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Art.  24 Appendices

None.


Executed in two copies.                 Baden, on this 13th day of November 1990
/stamp/
IAT AG
/signature/



The Employer:                           The Employee: /signature/


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       Amendment to the Employment Contract Pursuant to New Copyright Laws

The Employee shall assign to the Employer any and all copyrights to work and computer programs that he creates in performance of his contractual duties.

This assignment shall apply irrespective of whether the Employee creates the computer program or the work alone or in collaboration with others.

The assignment shall encompass, in particular, any and all rights pursuant to Art. 9, 10, and 11 URG [Urheberrechtsgesetz - Copyright Law].

The assignment shall also comprise any and all rights to work and computer programs created by the Employee in performance of business-related activities but not in performance of contractual duties.

Such assignment shall be considered remunerated by the stipulated salary.

This amendment to the employment contract shall be effective retroactively as of July 1, 1993.


Place, Date:                                         Place, Date:

Vogelsang, August 10, 1993                           7/10/93


IAT AG                                               The Employee:



/signature/                                          /signature/

Dr. Viktor Vogt                                      Franz Muller

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